                                                                  Exhibit 11.1

                  COMPUTATION OF EARNINGS PER COMMON SHARE

                  (in thousands, except per share amounts)

                                                        THREE MONTHS ENDED
                                                              JUNE 30,
                                                       1997             1996
                                                     -------           -------
Primary earnings
   Net Income                                        $ 6,813           $ 3,691
                                                     =======           =======

Shares
   Weighted average number of common
    shares outstanding                                10,017             9,732
   Assuming conversion of options issued
    and outstanding                                      516               436
                                                     -------           -------
   Weighted average number of common
    shares outstanding as adjusted                    10,533            10,168
                                                     =======           =======

Primary earnings per common share                    $  0.65           $  0.36
                                                     =======           =======

Fully diluted earnings<F*>
   Net Income                                        $ 6,813           $ 3,691
                                                     =======           =======

Shares
   Weighted average number of common
    shares outstanding                                10,017             9,732
   Assuming conversion of options issued
    and outstanding                                      552               450
                                                     -------           -------
   Weighted average number of common
    shares outstanding as adjusted                    10,569            10,182
                                                     =======           =======

Fully diluted earnings per common share              $  0.64           $  0.36
                                                     =======           =======

<F*>This calculation is submitted in accordance with Securities Exchange Act of
1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
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